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                                                                EXHIBIT 10.17(a)


         FIRST AMENDMENT TO MASTER PURCHASE ORDER ASSIGNMENT AGREEMENT

     This First Amendment to that certain Master Purchase Order Assignment Agreement (the "Amendment") is made as of the 13 day of September, 2000 and is by and between TRANSCAP TRADE FINANCE, an Illinois general partnership (the "Contractor") and BAY AREA MULTIMEDIA INC., a California corporation (the "Manufacturer").

                              W I T N E S S E T H:

     WHEREAS, the Contractor and the Manufacturer are parties to that certain Master Purchase Order Assignment Agreement dated as of February 25, 2000 (the "Purchase Order Agreement");

     WHEREAS, the Contractor and the Manufacturer desire to increase the aggregate outstanding and Minimum Volume of the Purchase Order Agreement, subject to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and other consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Contractor and the Manufacturer, the parties hereto hereby agree as follows:

     1. Contractor's aggregate outstanding funding referenced in Subsection 3(b)(iii) of the Purchase Order Agreement is increased to the sum not to exceed $5,000,000.

     2. Minimum Volume as defined within subsection 1(j) of the Purchase Order Agreement shall be increased to $15,000,000.

     3. Commitment Fee as defined within subsection 6(a) of the Purchase Order Agreement shall be increased to the sum of $750,000.

     4. Except as expressly set forth above, the Purchase Order Agreement has been modified in a manner satisfactory to each of the undersigned and each of the other agreements, instruments and document heretofore executed and delivered in connection therewith shall remain unmodified and in full force and effect.

     5. This Amendment will not be effective until each of the persons set forth on Addendum III of the Purchase Order Agreement shall have executed an acknowledgment to the Guaranty previously executed by such persons, in form and substance satisfactory to Contractor.
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     6.   This Amendment may be executed in two (2) or more counterparts and it shall not be necessary that the signature of all parties be contained on any one counterpart. Each counterpart shall be deemed an original but all of which together shall constitute one and the same instrument. An executed facsimile of this Agreement shall be deemed to be a valid and binding agreement between the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TRANSCAP TRADE FINANCE

By   /s/ MICHAEL SEAR
  --------------------------------
  Its     Executive Vice President
          Transcap Associates, Inc., General Partner

BAY AREA MULTIMEDIA, INC.

By /s/ RAYMOND C. MUSCI
  --------------------------------
  Its:    President
      ----------------------------
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                          ACKNOWLEDGMENT OF GUARANTORS


Each of the undersigned hereby acknowledges receiving and reviewing that certain First Amendment to that certain Master Purchase Order Assignment Agreement (the "Amendment"). Each of the undersigned, by its execution hereof, hereby agrees that the Guaranty previously executed by him or her shall remain in full force and effect and that all references in said Guaranty to the Master Purchase
Order Assignment Agreement shall be deemed to refer to the Master Purchase
Order Assignment Agreement as amended by the Amendment.


September __, 2000


                                             /s/ RAY MUSCI
                                             -------------------------------
                                             Ray Musci